Exhibit 99.1

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Spirit Airlines Adopts Limited Duration Stockholder Rights Agreement

MIRAMAR, Fla., March 30, 2020 – Spirit Airlines, Inc. (NYSE: SAVE) announced today that its Board of Directors has approved the adoption of a limited duration stockholder rights agreement (the “Rights Agreement”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock outstanding as of the record date. The record date for such dividend distribution is April 9, 2020. The Rights Agreement expires, without any further action being required to be taken by the Spirit Board of Directors, on March 29, 2021.

“The COVID-19 pandemic has led to unprecedented disruption for the global airline industry,” said Ted Christie, Spirit Airlines President & CEO. “As a result, over recent weeks we have seen unique and severe dislocations in equity market valuations and, in particular, a substantial reduction in the share price of Spirit. We are confident in our ability to weather the current environment and have taken a number of steps to protect Team Member and Guest safety, adapt our operations, and improve our financial footing. We are adopting the Rights Agreement to protect against parties seeking to take advantage of the current market environment to the detriment of Spirit and its shareholders.”

The adoption of the Rights Agreement is intended to enable all Spirit stockholders to realize the full potential value of their investment in the company and to protect the interests of the company and its stockholders by reducing the likelihood that any person or group gains control of Spirit through open market accumulation or other tactics (especially in current volatile markets) without paying an appropriate control premium. The Spirit Board of Directors has taken note that in light of the coronavirus and recent market events, the closing price of Spirit’s common stock is 63% below the peak prior to the recent decline. In addition, the Rights Agreement provides the Spirit Board of Directors with time to make informed decisions that are in the best long-term interests of Spirit and its stockholders and does not deter the Spirit Board of Directors from considering any offer that is fair and otherwise in the best interest of Spirit stockholders.

Under the Rights Agreement, the rights generally would become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 10% or more of Spirit common stock in a transaction not approved by the Spirit Board of Directors. Passive investors in Spirit, meaning such persons holding shares of the common stock of Spirit without a plan or an intent to change or influence the control of Spirit (including Schedule 13G filers), are exempt from the Rights Agreement. In the event the rights under the Rights Agreement become exercisable, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Agreement, a number of shares of Spirit common stock having a market value of twice such price. In addition, if Spirit is acquired in a merger or other business combination after an acquiring person acquires 10% or more of Spirit common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights

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Agreement, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group would not be entitled to exercise these rights.

Further details of the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Spirit will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Spirit’s corporate website at http://ir.spirit.com.

Davis Polk & Wardwell LLP is serving as legal advisor to Spirit.

Forward-Looking Statements

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of Spirit Airlines, Inc. (the “Company”) contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding capacity and passenger demand, additional financing, capital spending, operating costs, hiring, and stakeholders, vendors and government support, as well as statements regarding the Company’s restatement and future amendment to its previously filed 10-K and remediation of its material weakness. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call À La Smarte. We make it possible for our Guests to venture further and discover more than

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ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We operate more than 650 daily flights to 77 destinations in the U.S., Latin America and the Caribbean, and are dedicated to giving back and improving the communities we serve. Come save with us at spirit.com. At Spirit Airlines, we go. We go for you.